                                                                    Exhibit 99.1

                       TECHNOLOGY INVESTMENT CAPITAL CORP.
                         8 Sound Shore Drive, Suite 255
                               Greenwich, CT 06830
                     Tel: (203) 983-5275 Fax: (203) 983-5290

       TICC ANNOUNCES $15 MILLION TRANSACTION WITH eXact ADVERTISING, LLC

Greenwich, CT - 11/29/2004 - Technology Investment Capital Corp. (NASDAQ: TICC)
announced today that it has completed a $15 million transaction with eXact
Advertising, LLC, an Internet advertising company. TICC's investment consists of
$5 million of senior secured notes with warrants and a commitment for an additional $10 million of senior secured notes with warrants upon satisfaction of certain conditions.

ABOUT eXact ADVERTISING, LLC
eXact focuses on the delivery of a suite of online solutions that provide highly-targeted advertising to customers based on real-time behavior. The company provides its customers with a suite of integrated performance-based marketing solutions. eXact maximizes advertisers' Internet marketing budgets through a robust set of results-driven products and services and accompanying return on investment ("ROI") management tools. More information on eXact
Advertising can be found at www.exactadvertising.com.

ABOUT TECHNOLOGY INVESTMENT CAPITAL CORP.
We are a publicly-traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt and equity of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Barry Osherow at
(203) 661-9572 or visit our website at www.ticc.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words
"believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange
Commission. We undertake no obligation to update such statements to reflect subsequent events.